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                  MIDWEST CABLE COMMUNICATION OF ARKANSAS, INC.

                      MASTER CONSTRUCTION SERVICE AGREEMENT
                               (REVISED 12/13/02)

                               PROJECT INFORMATION
                       To be identified in Purchase Order.


                                OWNER INFORMATION
Name: NIFTI, LLC.                         Address: The Water Garden
Contact: Gail Howard                               1620 26th Street
Phone: (310) 264-4760                              Suite 2040-N
                                                   Fax: (310) 264-4801



                             CONTRACTOR INFORMATION
Name: Midwest Cable Communications        Address: Two North College Avenue
        Of Arkansas, Inc.                          Fayetteville, AR 72701
Contact: Larry Garriott
Phone: (479) 684-2700
Fax: (479) 684-2799


This Master Construction Service Agreement ("Contract") is by and between the Midwest Cable Communications of Arkansas, Inc. ("Contractor") and NIF'TI, LLC., a Nevada LLC. ("Owner"). For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

I.   THE SERVICES

A. Contractor. Contractor agrees to provide all labor, scaffolds, tools, and other related and necessary equipment and services to perform the work for the Project described in detail in a signed Purchase Order (the "Work") issued by Owner to Contractor from time to time.

B. Term/Schedules. After Contractor receives a signed Purchase Order from Owner, the Work shall commence per approved Purchase Order start date, and Contractor agrees to perform the Work in accordance with the schedule set forth in the authorized Purchase Order or as otherwise agreed in writing between Owner and Contractor. The terms and conditions in this Contract shall apply to any and all Work awarded to Contractor from October, 2002 until terminated as provided below.

C. Owner. Owner will provide all of the materials required to perform the Work described in signed Purchase Orders.

D. Price. Owner agrees to pay Contractor the price ("Contract Sum") set forth in the signed Purchase Orders issued by Owner to Contractor and at the times set forth therein, subject to additions and deductions as herein provided. The Contract Sum does not include fees, licenses, inspection costs or sales, use, gross receipt or similar taxes with respect to the Work; Owner shall be responsible and liable for paying all such fees; licenses, costs and taxes.

E. To Owner's Satisfaction. The Work shall be performed by Contractor to the reasonable satisfaction of Owner, and in accordance with all applicable federal, state or local codes, ordinances, rules, regulations, orders, and requirements.

II.  CONTRACT DOCUMENTS

A. The "Contract Documents" that constitute this Contract are specifically identified as follows. The exhibits that are incorporated into the Contract by this reference are noted below:


Exhibits to Master Construction Service Agreement

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         Exhibit A - Materials

         Exhibit B - Contractor Safety Checklist

         Exhibit C - Non-Disclosure and Confidentiality Agreement

     o   Owner's Purchase Order issued to Contractor for the Work.

     o Any letters or documents between the parties and identified in the Owner's Purchase Order issued to Contractor.

     o Any Drawings, Specifications, and/or Addenda prior to the execution of this Contract.

     o   Other documents specifically listed and identified in the Contract.

     o Any modifications to the Contract Documents issued after execution of this main Master Construction Service Agreement.

B. The term "Work" means the construction and services required by the Contract Documents, and includes all labor, equipment and services provided or to be provided by Contractor to fulfill Contractor's obligations. The Work may constitute the whole or a part of the Project, exclusive of the materials to be provided by Owner.

C. Owner shall issue a purchase order to contractor for the "Work", whether such "Work" be for a new project or for the continuation of a project, and each such purchase order shall be added as an addendum to this Master Construction Service Agreement.

III. ADMINISTRATION

Administration of the Contract will .be provided directly by Owner, whether through its own employees or through consultants or other representatives designated by Owner to Contractor. At the time of the execution of this Contract, Owner shall designate the name, address, and telephone number of the person or persons who shall act as Owner's representative during the progress of the Work. Owner may change such designation by notice to Contractor. Contractor shall direct all communications, notices, requests for payment, submittals, and other correspondence to such person or persons specified by Owner as its representative(s). If more than one person is so specified, Contractor shall send all such documents to both of them.

IV.  SUBCONTRACTORS

A. A "Subcontractor" is a person or entity who has a direct contract with Contractor to perform a portion of the Work at the site.

B. Unless otherwise stated in the Contract Documents or the bidding requirements, Contractor, as soon as practicable after the execution of this Contract, shall furnish in writing to Owner the names of the Subcontractors planned for each of the principal portions of the Work. Contractor shall not contract with any Subcontractor to whom Owner has made reasonable and timely objection. Contracts between Contractor and Subcontractors shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to Contractor by the terms of the Contract Documents, and to assume toward Contractor all the obligations and responsibilities which Contractor, by the Contract Documents, assumes toward Owner.

C. Contractor shall pay each Subcontractor, upon receipt of payment from Owner, an amount equal to the percent of completion allowed to Contractor on account of such Subcontractor's work, less the percentage retained from payments to Contractor. Contractor also shall require each Subcontractor to make similar payments to its respective Sub-subcontractors.

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D.   Owner shall have no obligation to pay, or to see to the payment of, any money to any Subcontractor. Nothing contained herein shall be deemed to create any contractual relationship between Owner and any Subcontractor or to create any rights in any Subcontractor against Owner; provided that Owner shall be a third party beneficiary of any warranty of any Subcontractor and shall have the right to pursue claims for improper Work or other violations of this Contract directly against such Subcontractor. Notwithstanding any subcontract, Contractor shall remain responsible for, and to Owner for, the Work of any Subcontractor.

E. Contractor shall promptly advise Owner of any claim or demand by a Subcontractor claiming that any amount is due to such Subcontractor or claiming any default by Contractor in any of its obligations to such Subcontractor. Except for Subcontractors approved pursuant to Section IV.B., the performance of Contractor's right or obligations under this Contract may not be assigned by Contractor without first obtaining consent therefor, in writing, from Owner (which consent may be given or withheld in Owner's sole discretion) and any attempted assignment without Owner's consent shall be void and unenforceable. In the event Contractor assigns the right to receive the Contract Sum, upon written notice thereof to Owner by Contractor, Contractor agrees that all payments to become due under this Contract shall be by joint check to Contractor and Contractor's assignee. If Contractor makes any such assignment, it shall not be relieved of responsibility for any of its obligations under this Contract.

V.   SEPARATE CONTRACTORS

A. Not an Exclusive Contract. Owner reserves the right to perform construction or operations related to the Project with Owner's own forces. In the event that Contractor is unable to provide qualified personnel for certain portions of the Project, then Owner reserves the right to award separate contracts in connection with those certain portions of the Project on such terms as in Owner's discretion.

B. Coordination with Contractor. Owner shall afford Contractor and separate contractors reasonable opportunity for the introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations.

VI.  CHANGE ORDERS

A. Owner, without invalidating the Contract, may order changes in the Work consisting of additions, deletions, or modifications, pursuant to a completed written change order form ("Change Order Request Form"), signed by an authorized representative of Owner and Contractor. Such Change Order Request Forms shall set forth any changes to the project sum or project completion date. Change Order approval, if granted (in whole or in part), will be communicated by Owner to Contractor through an approved written Change Order Purchase Order. Owner and Contractor will provide each other with a list of individuals who are authorized representatives of their respective companies.

B. Contractor shall notify Owner within five (5) working days after learning about any potential claim, change to scope of work, or change to schedule.

C. If Contractor refuses to sign a Change Order Request Form, Owner may issue a Construction Change Directive to Contractor that is signed by Owner. Contractor shall comply with such Construction Change Directive and any dispute over any change in Contract Sum or Contract Time shall be resolved pursuant to
Section IX. Contractor shall not stop work pending resolution, but shall comply with Construction Change Order Directive.

VII. TIME

A. Substantial Completion of the Work shall be defined as the date upon which Contractor's Work has received final inspection and approval from the appropriate governmental agency. Upon Substantial Completion, Contractor may request that Owner pay Contractor an amount equal to one-hundred percent (100%) of the Contract Sum less any prior payments, which payment shall be subject to the other terms and conditions of this Agreement.

B. If the Contractor is delayed at any time in the progress of the Work by labor dispute, fire, unusual delay in delivery not the fault of the Contractor, abnormal adverse weather conditions not reasonably anticipated, unavoidable casualties or other causes beyond the Contractor's reasonable control (provided that Contractor's inability to pay money shall not be considered beyond its reasonable control) and not reasonably ascertainable

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pursuant to an investigation that was done (or reasonably could have been done)
pursuant to Section XV, then the Contract Time shall be extended by Change Order for such reasonable time as Contractor and Owner shall agree. The failure of Owner and Contractor to agree on such extensions shall not be cause for stopping the progress of the Work. Contractor's sole remedy for any delay pursuant to this Section VILC shall be an extension of time; Owner shall not be liable for any delay costs.

VIII. CONTRACTOR

A. Supervision of Work. Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning any particular matter.

B. Labor and Equipment. Unless otherwise expressly provided in the Contract Documents, Contractor shall provide and pay for labor equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

C. Skills and Professionalism of Employees. Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

D. Contractor's Warranty. The Contractor warrants to the Owner that labor and equipment furnished under the Contract will be of good quality, the Work will be free from defects, the Work will conform with the requirements of the Contract Documents, and the Work will be fit for its intended purpose: provided, however, that Contractor disclaims any responsibility for the quality of the materials furnished by the Owner or any defect in the Work attributable to such materials. Work not conforming to the Contractor's requirements, including substitutions not properly approved and authorized, may be considered defective by Owner. Owner may, without limiting its other remedies under this Contract, the Contract Documents, or at law or equity, withhold any money due Contractor until any defective Work is remedied by Contractor to Owner's reasonable satisfaction. Contractor's warranty for the quality of the work performed shall remain in effect for one (1) year after Substantial Completion of the Work has been performed as defined in VILA. herein.

     Contractor warrants that Contractor is financially solvent, able to pay its debts as they become due and possessed of sufficient working capital to complete the Work in accordance with this Contract.

     Contractor warrants that Contractor is or will be authorized to do business and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it to perform the Work under the terms of this Contract.

     Contractor warrants that Contractor's execution of this Contract and Contractor's performance of Contractor's obligations hereunder does not now and will not in the future violate any agreement between Contractor and any third party, or any obligation of Contractor to any third party, including, without limitation, any non-compete agreement or obligation.

E. Taxes. Owner shall pay sales, consumer, use, gross receipts, and other similar taxes as well as any international duties that may be applicable, and shall pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

F. Compliance with Laws. The Contractor shall comply with all domestic and international laws, when applicable, and give all notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the performance of the Work. Further, Contractor warrants that it and its employees have or will have all necessary licenses and permits for the Work and shall maintain the same. Contractor shall promptly notify Owner if the Drawing and Specifications are observed by Contractor to be in variance therewith. It is the responsibility of Contractor to ensure that all of Contractor's Work complies with all applicable laws and regulations, including, without limitation, all state and federal safety and health laws and regulations, e.g., OSHA, and that Contractor's Subcontractors and suppliers also meet the same requirements.

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G.   Clean Work Site. During the course of the Work, Contractor shall keep the site free from accumulation of any waste material, dust and rubbish, and at the completion~of the Work shall remove from the site all of Contractor's rubbish, implements and surplus materials.

H. Iniuries. All injuries are to be documented and reported in writing to Owner.

I. Responsibility for Workers. Contractor shall be responsible and liable to Owner for the acts and omissions of the Contractor's employees, subcontractors, and their agents and employees, and other persons performing portions of the Work directly or indirectly under a contract with the Contractor.

J. Drawings, Data, and Samples. Contractor shall promptly review, approve, and submit to the Owner, shop drawings, product data, samples, and similar submittals required by the Contract Documents. The Work shall be in accordance with such approved submittals. When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, Owner shall be entitled to rely upon the accuracy and completeness of such certifications. Any deviation from Contract requirements must be marked on the submittal, with a letter giving reasons for deviation, and approved by Owner. Any change not so marked by Contractor or approved by Owner is at Contractor's risk.

K.   Indemnification.

     1. Contractor hereby agrees to indemnify, defend and hold Owner harmless from and against any and all claims, damages, losses and expenses, including but not limited to attorneys' fees and disbursements, arising out of or resulting from (a) Contractor's breach of this Contract, (b) the conduct of Contractor's business within or outside the scope of this Contract, (c) any negligent act or omission or willful misconduct of Contractor, or (d) any claim of infringement of any intellectual property right, with respect to the Work or the use of the products generated by, or related to, the Work, including, but not limited to, trademark, trade name, service mark, copyright, and patent, or (e) any of the foregoing with respect to any employee, agent or subcontractor of Contractor; provided, however, Contractor shall have no liability for, and Owner shall indemnify, defend and hold Contractor harmless against, any claim, etc. arising from the Contractor performing Work according to Owner's directions, or relating to the materials furnished by Owner, or based upon drawings, designs, or other materials protected as intellectual property and famished to Contractor by Owner or at Owner's direction.

     2. In the event Owner notifies Contractor of any claim that the Work, including the design, materials, workmanship, equipment and its individual components, individually or collectively, and the process produced thereby, infringes any patent, copyright or trademark or constitutes a misappropriation of trade secrets, Contractor shall, at its sole cost and expense, procure for Owner the right to use, possess and operate the Work as originally intended and described herein. In the event Contractor is unable to procure such right for Owner, Contractor shall, at its sole cost and expense, modify the Work to make it non-infringing unless such modifications may, in Owner's opinion, result in a loss of utility, higher operating costs, or a reduction in the quantity or quality of the end product.

     3. Contractor shall pay all fines, penalties, and other similar charges which may be imposed upon it or Owner because of the failure of Contractor or its respective officers, agents, employees or subcontractors in the course of the Work to adhere to applicable federal, state or local laws, ordinances, rules, regulations, or building and safety codes. Contractor shall give Owner immediate notice of, and Contractor shall defend, all charges, notices of violation, claims, proceedings and investigations involving Owner, its officers, agents, or employees from and against all such fines, penalties, and other similar charges.

     4. If notice of any laborer's, materialmen's, mechanic's, or other construction or similar lien is given or if any such lien is filed by any person, firm, or corporation having a contract, expressed or implied, direct or indirect, with Contractor to supply materials or perform services for the Work, Contractor shall immediately cause such notice of lien, or lien, to be released and discharged, or shall file a bond in lieu thereof in a form and amount satisfactory to Owner. Contractor shall indemnify, defend and hold Owner harmless from any such liens. Owner may pay any and all sums necessary to obtain such release and discharge and recover such payments, including interest and attorneys' fees and costs, from Contractor by deducting same from the Contact Sum or by separate billing.

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     5. Contractor shall further hold harmless and indemnify Owner from and against any and all suits, claims, actions or liabilities whatsoever, including reasonable attorneys' fees and expenses, incurred in connection therewith or with successfully establishing the right of indemnification hereunder which arises out of breach or default by Contractor in performance of any obligation to be performed by Contractor under this Contract.

     6. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnified party shall reasonably cooperate with the indemnifying party in the defense of a claim and shall make no admissions or settlement adverse to the indemnifying party's defense or obligations.

     7. Anything in this Section MILK. to the contrary notwithstanding, Contractor's indemnity obligation shall be satisfied in the first instance by the insurance provided under Section XI, which shall be primary, and Contractor shall have no indemnity obligation unless such insurance is not available or has been exhausted. In addition, Contractor shall have no indemnity obligation for any of Owner's property lost or destroyed and for which Owner has recovered from its insurance policies for the same.

IX.  ARBITRATION

Any dispute not resolved shall be settled and decided by binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. Any such arbitration shall be held and conducted before one arbitrator who shall be selected by mutual agreement of the parties (or their representative(s), as the case may be); if mutual agreement is not reached on the selection of an arbitrator within fifteen (15) days after written request therefore, then such arbitrator shall be selected by the presiding judge in the California Superior Court, San Diego, California. The arbitration shall be in San Diego, California. The arbitrator may permit discovery, including the exchange of documents, as deemed appropriate under the circumstances and shall make its determination within forty-five (45) days after its appointment. The prevailing party shall be awarded reasonable attorney's fees, expert and non-expert witness costs and expenses incurred in connection with said arbitration, unless the arbitrator for good cause determines otherwise. Costs and fees of the arbitrator shall be borne by the non-prevailing party. The award of the arbitrator, which may include equitable relief, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal otequitable proceedings based upon such claim, dispute or other matter would be barred by the applicable statute of limitations.

X.   PAYMENT

A. Progress Payments. Owner shall pay to Contractor weekly progress payments. All payments shall be made in U.S. Dollars and shall be remitted via ACH Clearinghouse or in Fed Funds. All applications for payment shall be on a form approved by Owner, contain such documentation as reasonably requested by Owner and include the information set forth in Section X.D. Owner shall pay any proper and complete application for payment within thirty (30) days after receipt thereof. An initial, non-refundable, deposit of 500,000.00 U.S. Dollars shall be made by Owner to Contractor to compensate Contractor for mobilization and start-up expenses. Contractor shall give Owner a credit of 10% on every invoice billed by Contractor until the deposited amount has been exhausted. This shall result in Owner having been repaid its entire deposit upon the completion of $5,000,000.00 worth of work and Owner will then be obligated to pay the entire 100% of the invoices billed since there will no longer be a 10% credit given by Contractor.

B. Withholding Payments. Payments may be withheld by Owner on account of (1) defective Work not remedied by Contractor, (2) claims) filed by a third party, excluding regulatory/governmental intervention, (3) failureof Contractor to make payments properly to Subcontractors or for labor, materials or equipment, or the failure to obtain partial lien releases in recordable form, (4) damage to Owner or another contractor, (5) failure to carry out the Work in accordance with the Contract Documents, or (7) other breaches of this Contract or the Contract Documents by Contractor.

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C.   Final Payment. Notwithstanding any provision of this Contract to the contrary, final payment shall not become due until Contractor has delivered to Owner a complete release of all liens arising out of each Purchase Order or a bond satisfactory to Owner to indemnify Owner against such liens and receipts in full covering all labor and equipment for which a lien could be filed if applicable. If any such lien remains unsatisfied after payments are made, Contractor shall refund to Owner all money that Owner may be compelled to pay in discharging such lien, including all costs, reasonable attorney's fees, and interest at the lesser of 8% per annum or the maximum amount permitted by law.

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by Owner to Contractor only when the Work under a signed Purchase Order has been fully completed and accepted by Owner, this Contract has been fully performed by Contractor (there be no breach thereof), the documents required by this section have been received by Owner, and the Work has received the final inspection and approval from the appropriate governmental agencies.

XI.  INSURANCE

The Contractor shall maintain the following insurance coverage's in full force during the term of this Contract or as otherwise directed:

     (1) Workers' Compensation and Employer's Liability Insurance. Workers' Compensation insurance shall be provided as mandated by state law for all Contractor employees and subcontractor employees. Employer's Liability insurance shall be provided in amount not less than:

     $1,000,000 each accident for bodily injury by accident
     $1,000,000 policy limit for bodily injury by disease
     $1,000,000 each employee for bodily injury by disease

     (2) General Liability Insurance. Contractor shall carry comprehensive general liability insurance covering all operations by or on behalf of Contractor for third party bodily injury and property damage liability, including broad form property damage and explosion, collapse and underground hazards. Limits of liability shall not be in amounts less than:

     a. $1,000,000 per occurrence/$2,000,0000 annual general aggregate for premises/operations, contractual liability

     b. $2,000,000 per occurrence/annual aggregate for products/completed operations

     c. $1,000,000 per occurrence/annual aggregate for personal/advertising injury

     d.  $10,000 medical expense limit

Coverage shall be written with a per project aggregate. Owner, its officers, directors, and employees shall be named as additional insureds with a full waiver of subrogation.

     (3) Automobile Insurance. Contractor shall carry automobile liability insurance including coverage for all owned, hired and non-owned automobiles. The amount of coverage shall not be less than $1,000,000 combined single limit each accident for bodily injury and property damage. Coverage shall include automobile contractual liability.

     (4) Property Insurance. None required by Contractor. Owner will maintain property and casualty insurance on all materials furnished by it to the Contractor or otherwise present at a project site while Contractor is performing Work there.

     (5) Umbrella/Excess Insurance. Contractor shall maintain an Umbrella policy providing coverage excess of general liability and automobile liability in an amount no less than $5,000,000. Owner, its officers, directors, and employees shall be named as additional insured with a full waiver of subrogation under this policy.

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     (6) Certificates of Insurance. Certificates of insurance, as evidence of the insurance required by this Contract, shall be furnished by Contractor to Owner before xny work hereunder is commenced. The certificates of insurance shall provide that there will be no cancellation or modification without thirty
(30) days prior written notice to Owner. An additional insured endorsement shall accompany the certificates of insurance designating Owner, its officers, directors, and employees as additional insureds to the extent required herein.

     (7) All policies shall be written by insurance companies licensed to issue policies in the state of the Project.

     (8) Contractor and Owner hereby mutually release each other (and their successors or assigns) from liability and waive all right of recovery against the other for any loss or damage covered by their respective first party property insurance policies for all perils insured thereunder. In the event of such insured loss, neither party's insurance company shall have a subrogated claim against the other.

XII. TERMINATION/EVENT OF DEFAULT

A. It shall be an Event of Default hereunder if any of the following occur and have a direct impact on the Work to be performed pursuant to this Master Construction Service Agreement:

     (i) A party shall institute proceedings or consent to proceedings requesting relief or arrangement under the Federal Bankruptcy Act or any similar or applicable Federal or State law,

     (ii) a petition under any Federal or State bankruptcy or insolvency law is filed against a party and such petition is not dismissed within sixty (60) days from the date of said filing,

     (iii) A party admits in writing its inability to pay its debts generally as they become due,

     (iv) a receiver, liquidator, trustee or assignee is appointed for a party;

     (v)    A party abandons the Work,

     (vi) Contractor fails to prosecute promptly and diligently the Work or to supply enough properly skilled workmen or proper materials for the Work,

     (vii) Contractor submits an application for payment, sworn statement, waiver of lien, affidavit or document of any nature whatsoever which is intentionally falsified,

     (viii) Contractor fails to make prompt payment to Subcontractors or for materials or labor or otherwise breaches its obligations with any Subcontractor,

     (ix) a mechanic's or material man's lien or notice of lien is filed against any part of the Work of the Project and not promptly removed, bonded, or insured over by the Contractor in a manner satisfactory to the Owner,

     (x) Contractor violates any laws, statutes, ordinances, rules, regulations or orders of any governmental body or public or quasi-public authority having jurisdiction of the Work or the site of the Project, or

     (xi) A party otherwise violates any provision of this Contract or the Contract Documents which violation is not cured within seven (7) days after receiving written notice from the other party.

Upon an Event of Default, the non-defaulting party, without prejudice to any right or remedy available to the parties under this Contract or the Contract Documents or at law or in equity, may, upon written notice, terminate this Contract and the outstanding Purchase Orders under it.

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B.   Upon an Event of Default by Contractor, Owner may, without terminating this
Contract, make good any deficiencies in Contractor's work and may deduct the cost from the payment then or thereafter due the Contractor. If requested by Owner, Contractor shall remove any part or all of its equipment, machinery and supplies from the site within seven (7) days from the date of such request, and in the event of Contractor's failure to do so, Owner may have the equipment, machinery and supplies removed at Contractor's expense.

C. A party's rights and remedies in this Section XII shall be in addition to any other rights or remedies at law, equity, or under this Contract or the Contract Documents.

D. The parties may terminate this Agreement, together with all outstanding Purchase Orders, at any time by mutual agreement. In such event Contractor shall be paid for all Work performed to the date of termination (final acceptance of any Project not completed by the termination date shall be excused for these purposes).

E. Either party may terminate this Agreement at any time two (2) years after the date appearing on the first page, provided that not less than six (6) months notice is given. In such event, the Contractor shall complete performance of all Purchase Orders signed by the Owner prior to the termination date.

XIII. SAFETY; PROTECTION OF PERSONS AND PROPERTY

A. Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of this Contract, and complying with all applicable state and federal laws, ordinances, rules, regulations, and orders related to persons on the job site, including, without limitation, OSHA. Contractor shall take all reasonable precautions for safety of, and shall provide reasonable protection to, prevent damage, injury or loss to:

     1.  employees on the Work and other persons who may be affected thereby;

     2.  the Work and materials and equipment to be incorporated therein; and

     3.  other property at the site or adjacent thereto.

B. Contractor shall be responsible for completing and having at each job site a site specific fall protection plan.

C. Contractor shall hold a safety meeting at each job site before work begins at the particular job site. Documentation of the safety meeting shall be made available to Owner upon request.

D. Owner has the right to perform, or have an agent perform on its behalf, periodic random safety inspections of the job site, without prior notice to Contractor. Such safety inspection results shall be available to Owner; otherwise such results will be deemed confidential material. If Owner becomes aware of a safety violation, Owner may require Contractor to provide additional safety precautions at Contractor's expense, including, but not limited to, on-site safety supervisions.

E. Contractor shall, at its sole cost, promptly remedy damage and loss to person or property at the site caused in whole or in part by Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible.

F. Without limiting any of Owner's other rights under this Contract or the Contract Documents, Owner shall retain the right to stop the construction activities of Contractor at any time on the basis of work quality (standard construction practices) or concerns about safety with respect to Contractor or any of its subcontractors.

G. Contractor shall have a safety program in place that addresses all applicable safety concerns, including those set forth above.

XIV. INTERPRETATION OF PLANS, CORRECTIVE WORK, GUARANTEE

The Work included under this Contract is to be completed to the reasonable satisfaction of Owner. Contractor shall immediately take down all portions of the Work found by the Owner as being improper, unsound or not in conformity with the Plans and Specifications, and Contractor at its own expense shall make such Work good;

provided, however, that if the Work is not acceptable because of the materials supplied by Owner, then Owner shall pay Contractor for the expense of making such Work acceptable.

XV.  UNFORESEEN CONDITIONS. ADDITIONAL COSTS, AND INADEQUATE BID

A. If Contractor's written Proposal does not cover all the Work as shown in Owner-provided documents, then any additional costs and expenses to complete those components of the Work shall be the responsibility of Owner. Prior to Contractor starting such additional work, Owner shall be notified of any additional costs or expenses and shall be advised of the excess amount that will be due as a result of said additional work.

B. Contractor will examine the site, the nature and location of the Work, the local conditions, particularly those bearing on availability of transportation, disposal, handling and storage of materials, availability of labor, water, electric power, roads, and uncertainties of weather, or similar physical conditions at the site, the conformation and conditions of the ground, the character of equipment and facilities needed preliminary to and during the prosecution of the Work, the difficulties of making and maintaining any required excavations, and all other matters required to perform the Work. Contractor will satisfy itself as to the character, quality, and quantities of Work to be performed, materials to be furnished, and as to the requirements of this Contract. Contractor will use its own judgment obtaining and interpreting any necessary investigations or tests of the site.

C. Contractor is responsible for requiring and obtaining any necessary subsurface investigations and tests of the site, including information regarding the site's projected soil-bearing values, rock profiles, soil stability and the present, level, and extent of underground water. Contractor is responsible for reviewing and evaluating all such information, regardless of the source of the information, with the knowledge and due diligence of a construction professional, and to advise Owner of any conditions Contractor believes to be incorrect or inconsistent with the investigations and/or tests obtained. Information derived from inspection of test results, of topographic maps, or from plans showing location of utilities and structures will not in any way relieve the Contractor from responsibility for properly examining the site and making such additional investigations as it may elect, or from properly fulfilling all the terms of this Contract, liability for any additional expense, etc.

D. Notwithstanding the foregoing, it is the express intent of the parties to this Contract that Owner bear the risk and full cost of any unexpected, concealed, or changed conditions encountered at the site, whether such conditions be related to the physical characteristics of the site, inclement weather, availability of labor, location of utilities, or any other unexpected or unanticipated condition or event.

XVI. ASSIGNMENT

     Neither party to this Contract shall assign this Contract or any interest therein without written consent of the other party except in the event that the assignee is a wholly-owned subsidiary of Owner or Contractor. However, in no event shall ANY assignment serve to release the assigning party ("assignor") from any liability incurred as a result of this Contract.

XVII. MISCELLANEOUS

A. Governing Law/Venue and Jurisdiction. This Contract shall be governed by the laws of the state where the Project is located. Venue in any action brought with respect to this Agreement shall be in San Diego, California, and each party consents to the jurisdiction of the courts sitting therein.

B. Independent Contractor. Contractor is an independent contractor to the Owner under this Contract. Nothing in this Contract shall be deemed to create a relationship of employer-employee, principal-agent, partner, or joint venture between Contractor and the Owner. Neither party has any authority to bind the other to any contract or agreement without the other's written permission. Contractor shall operate an independent business and agrees to be responsible for all of Contractor's federal and state and local taxes, withholding, social security, insurance, and other benefits. Upon request, Contractor shall provide the Owner with satisfactory proof of independent contractor status (including without limitation applicable business licenses). Contractor further warrants that, in the event the Internal Revenue Service or any other state or local agency determines that Contractor is a common law employee of the

Owner and therefore subject to withholding and payroll taxes (e.g. federal income tax, FICA, FUTA, etc.), Contractor shall fully indemnify Owner for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against Owner in connection with such determination.

C. Entire Agreement. This Contract, together with the Contract Documents, constitutes the complete Agreement between Owner and Contractor with respect to the subject matter hereof and supersedes any prior oral or written negotiations or agreements relating to the Work. In the event there is a conflict between Contractor's written Proposal and other aspects of this Contract, those other aspects of this Contract shall prevail.

D. Headings. The headings and subheadings used herein are for convenience only and are not part of the Contract.

E. Confidentiality Agreement. Contractor shall sign the confidentiality agreement attached hereto as EXHIBIT C.

F. Authority. The persons executing this Contact for Contractor and Owner represent and warrant that they have all necessary company authority to execute this Contract and bind the respective contracting party.

G. Remedies. The parties agree that damages may be inadequate to compensate for the unique losses to be suffered in the event of a breach hereof by the other party. Accordingly, a party will be entitled, in addition to any other remedy it may have under this Contract or at law, to seek and obtain injunctive relief and other equitable relief, including specific performance of the terms of this Contract, without the necessity of posting bond.

H. Severabilitv. If any provisions of this Contract is held to be invalid or unenforceable, then it shall be deemed severed from this Contract and a replacement provision shall be deemed included herein to replace such severed provision and to enforce the severed provision to the maximum extent permitted by law.

XVII. AMENDMENTS TO THE CONTRACT

MODIFICATIONS OF THE TERMS SET FORTH IN THIS CONTRACT MUST BE SUBMITTED IN WRITING AND SIGNED BY THE PARTIES TO BE VALID.

Accepted and Agreed this 12th day of December, 2002.

OWNER:                         NIFTI LLC

                               BY:   /s/ Gail Howard
                                    ----------------------------------
                               Its: Gail Howard
                                    Executive Vice President

CONTRACTOR:                    Midwest Cable Communications of Arkansas, Inc.

                               By:  /s/ Larry Garriott
                               Its: Larry Garnott
                                    President